UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders.

Special Meeting Results

On October 30, 2018, Horizon Technology Finance Corporation (the “Company”) reconvened its special meeting of stockholders (the “Special Meeting”) originally convened on October 11, 2018. At the reconvened Special Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission on September 10, 2018. As of September 4, 2018, the record date for the Special Meeting, 11,530,187 shares of common stock were eligible to vote.

Proposal 1. The Company’s stockholders approved the application to the Company of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, which permits the Company to reduce the asset coverage requirements applicable to the Company from 200% to 150%, such that the Company has a debt to equity ratio of a maximum of 2.0x (i.e., $2 of debt outstanding for each $1 of equity) as compared to a current maximum of 1.0x (i.e., $1 of debt outstanding for each $1 of equity). The voting results are set forth below:

For	Against	Abstain
5,171,643	594,460	327,771

Proposal 2. The Company’s stockholders approved a new investment management agreement between the Company and Horizon Technology Finance Management LLC, the Company’s investment advisor. The voting results are set forth below:

For	Against	Abstain
5,356,503	370,992	366,379

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2018	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board